Law Offices of Stephanie A. Djinis
                              1749 Old Meadow Road
                                    Suite 310
                             McLean, Virginia, 22102
                    703-873-0885 (phone) / 703-873-0888 (fax)
                                 www.1940act.com


                                                                   July 27, 2001
Midas Fund, Inc.
11 Hanover Square
New York, New York 10005

Ladies and Gentlemen:

     You have requested our opinion, as counsel to Midas Fund, Inc. (the "Company"), a Maryland corporation (the "Acquiring Fund"), as to certain matters regarding the Shares of the Acquiring Fund to be issued in the reorganization of Midas Investors Ltd. (the "Target"), a Maryland corporation, into the Acquiring Fund, as provided for in the Agreement and Plan of Reorganization and Termination between the Company, on behalf of the Acquiring Fund, and the Target (the "Agreement"). The Agreement provides for the Target to transfer its assets to the Acquiring Fund in exchange solely for the issuance of Shares and the Acquiring Fund's assumption of the liabilities of the Target. (As used in this letter, the term "Shares" means the shares of common stock of the Acquiring Fund issued in fulfillment of the Agreement.)

     As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation, and Bylaws, and such other documents relating to its organization and operation as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.

     Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when issued and sold in accordance with the terms contemplated by the Company's registration statement on Form N-14 ("Registration Statement"), including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been legally issued, fully paid, and non-assessable.


     We hereby consent to this opinion accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the Registration Statement.





                                Very truly yours,

                       Law Offices of Stephanie A. Djinis
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                       Law Offices of Stephanie A. Djinis